Exhibit 99.5

FORM OF LETTER

STEREOTAXIS, INC.

Subscription Warrants to Purchase Shares of Common Stock

Offered Pursuant to Subscription Warrants

Distributed to Shareholders of

Stereotaxis, Inc.

[            ], 2015

To Our Clients:

Enclosed for your consideration is a prospectus supplement, dated September 4, 2015 (the “Prospectus”) which relates to the offering (the “Warrants Offering”) by Stereotaxis, Inc. (“Stereotaxis”) of shares of Stereotaxis’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to transferable subscription warrants (the “Warrants”) distributed to all holders of record of shares of Common Stock at 5:00 p.m., New York City time, on September 9, 2015 (the “Record Date”). The Warrants and Common Stock are described in the Prospectus.

In the Warrants Offering, Stereotaxis is offering an aggregate of 5,755,775 shares of Common Stock, as described in the Prospectus. The Warrants will expire, if not exercised prior to 5:00 p.m., New York City time, on September 30, 2015, unless extended (the “Expiration Time”).

As described in the Prospectus, you will receive a subscription warrant to purchase one share of Common Stock at a price of $1.10 per share (the “Subscription Price”) for every four shares of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date (with the total number of Warrants issuable rounded down to avoid the issuance of fractional Warrants). Each holder of Warrants is also entitled to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of the unsubscribed shares of Common Stock at the same subscription price of $1.10 per share. Each Warrants holder is entitled to exercise its over-subscription privilege only if it exercises its Warrants in full.

You will be required to submit payment in full for all the shares you wishes to buy with your Warrants (and over-subscription privilege, if applicable). No fractional Warrants will be distributed and no fractional shares will be issued. Any fractional Warrants issuable pursuant to the Warrants Offering resulting from the number of shares owned as of the Record Date or fractional shares issuable pursuant to the over-subscription privilege resulting from prorations or other limitations will be eliminated by rounding down to the nearest whole Warrant or whole share, with the Subscription Price being paid accordingly. Any excess subscription payments received by Broadridge Corporate Issuer Solutions, Inc. (the “Warrants Agent”) will be returned, without interest, as soon as practicable.

The Warrants are transferable during the course of the Warrants Offering. If you instruct us to purchase Warrants in the open market or otherwise, and the Warrants Offering is not completed, the purchase price paid for such Warrants will not be returned to us or to you.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF WARRANTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your Warrants (or over-subscription privilege, if applicable).

If you wish to have us, on your behalf, exercise the Warrants (or the over-subscription privilege) for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Warrants on your behalf in accordance with the provisions of the Warrants Offering. The Warrants Offering will expire at the Expiration Time. Once you have exercised the Warrants, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from the Warrants Agent. The Warrants Agent’s telephone number is (855) 300-4994. Any questions or requests for assistance concerning the Warrants Offering should be directed to the Warrants Agent.

Very truly yours,